EXHIBIT 99.1

North Mountain Merger Corp. and Corcentric Mutually Agree to Terminate Merger Agreement

NEW YORK, NY, and CHERRY HILL, NJ, August 29, 2022 – North Mountain Merger Corp. (NASDAQ: NMMC) (“North Mountain” or “Company”), a publicly traded special purpose acquisition company, and Corcentric (“Corcentric”), a leading global provider of payments, procurement, accounts payable, and accounts receivable solutions to enterprise and middle-market companies, announced today that they have mutually agreed to terminate their previously announced agreement and plan of merger (the “Merger Agreement”), effective immediately.

The proposed merger, initially announced in December 2021, was conditioned on the satisfaction of certain closing conditions within the timeframe outlined by the Merger Agreement. As of the date hereof, certain of those conditions remained unsatisfied.

Chuck Bernicker, CEO of North Mountain, commented: “Corcentric is a leading B2B commerce platform focused on transforming how businesses purchase, pay, and get paid, with a proven track record of growth and strong momentum. We are disappointed that market conditions resulted in the termination of our proposed merger. Corcentric is a unique company with a strong management team, and we wish them continued success.”

Doug W. Clark, Founder, CEO, and Chairman of Corcentric, commented: “We would like to thank Chuck and the entire North Mountain team for their hard work, diligence, and support throughout this process. While this may not be the outcome that both parties hoped for when we started this process, Corcentric’s underlying business remains healthy, and we continue to believe there is significant runway for the business to capitalize on growth opportunities within our existing customer base as well as through new customer wins, product innovation, and strategic acquisitions. We remain confident in our long-term growth strategy and are excited for the future of Corcentric.”

Neither party will be required to pay the other a termination fee as a result of the mutual decision to terminate the Merger Agreement. Additional information about the termination of the Merger Agreement will be provided in a Current Report on Form 8-K to be filed by North Mountain with the U.S. Securities and Exchange Commission and available at www.sec.gov.

About Corcentric

Corcentric is a leading global provider of payments, procurement, accounts payable, and accounts receivable solutions to enterprise and middle-market companies. Corcentric delivers software, advisory services, and payments focused on reducing costs, optimizing working capital, and unlocking revenue. To learn more, please visit www.corcentric.com.

About North Mountain Merger Corp.

North Mountain Merger Corp. is a special purpose acquisition company (or SPAC) which raised $132.25 million in its IPO in September 2020 and is listed on the Nasdaq Capital Market (NASDAQ: NMMC). North Mountain Merger Corp. was founded to pursue an initial business combination, with a specific focus on businesses in the financial technology segment of the broader financial services industry. For more information, please visit www.northmountainmerger.com.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of North Mountain may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact for Corcentric:
Ankit Hira or Ed Yuen

Solebury Strategic Communications for Corcentric
ir@corcentric.com

(800) 846-6166

Media Contact for Corcentric:
Stacy Bronstein
Director of Communications
sbronstein@corcentric.com

(267) 807-0164

Contact for North Mountain Merger Corp.:
Charles B. Bernicker
(646) 446-2700